Morgan Stanley SmartInvest Equity Index

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-178081
June 20, 2013

June 2013

                                                                               1

Use of Simulated Returns

Back-testing and other statistical analyses provided herein use simulated analysis and hypothetical circumstances to estimate how the Index may have performed between March 5, 2002 and March 5, 2007, prior to its actual existence. The results obtained from such back-testing should not be considered indicative of the actual results that might be obtained from an investment in the Index. The actual performance of the Index may vary significantly from the results obtained from back-testing. Unlike an actual performance record, simulated results are achieved by means of the retroactive application of a back-tested model itself designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance. Morgan Stanley provides no assurance or guarantee that securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations. In addition, results obtained from back-testing include hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of any expenses that an investor in any product, the return of which is linked to the performance of the Index, would have paid or actually paid and do not account for all financial risk that may affect the actual performance of any such investment. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this free writing prospectus.

                                                                               2

Introduction

Current Market Environment
[]   Markets are complex
--   Increased number of players and increasingly efficient markets
--   Less arbitrage opportunities
[]   Greater dispersion of returns within asset classes, regions and countries
[]   Selecting the right assets to generate excess return is key

Proposed Idea: Invest Based on the Publicly Available Stock Selections of US
Hedge Fund Managers
[]   Invest based on analyzing the publicly available stock selections of hedge fund managers, as disclosed by the hedge funds on their filed Forms 13F
--   Hedge funds have a reputation for often employing sophisticated stock-picking methodologies
--   Often extensive analytical capabilities
--   Growing trend of attempting to use shareholder activism to bolster value
     (e. g. , seeking to use holdings to demand board changes, divestitures)
--   Often hold fewer, concentrated positions

Index Summary

Morgan Stanley SmartInvest Equity Index Overview
[]   The Index is a US long-only equity index aiming to invest in stocks that are among the more concentrated reported positions held by hedge funds
[]   Index created in 2007
--   over 6 years of live performance history
[]   Quantitativestrategy, rules-based, relying on publicly available information
--   The Index invests in a fixed number of securities quarterly from the SandP
     500([R]) Index (Bloomberg ticker: SPX Index) that have high hedge fund ownership by a small number of US hedge funds, as disclosed on Forms 13F filed by hedge fund managers, subject to market capitalization and liquidity filters together with SmartInvest Screens. The SmartInvest
     Screens rank and identify securities in the SandP 500([R]) Index for inclusion in the SmartInvest Index. See "Strategy Summary. "
[]   There are two versions of the Index, a Total Return Index (where dividends are reinvested) and a Price Return Index (where dividends are not reinvested)
[]   Not a replication of, nor an alternative to, hedge funds, but rather a way to track their publicly available stock selections. Not a hedge fund and not linked to any hedge fund or group of hedge funds.
[]   The Index tracks only 40 stocks at any time, and has volatility and yearly drawdown risks associated with an investment in those U. S. equities
[]   The Index uses information reported quarterly on a 45 day trailing basis on
     Forms 13F and may acquire or track a stock that hedge fund managers are no longer holding. In addition, filers do not disclose any short positions or provide the rationale for the investment on Form 13F.

                                                                               3

Strategy Summary

Track the Publicly Available Stock Selections of Hedge Fund Managers
--   Aim to invest in stocks that are among the more concentrated reported positions held by hedge funds, based on SEC filings

What are the SEC Filings used in the Selection Methodology?
--   Section 13(f) of the Securities Exchange Act of 1934 was passed in order to increase public availability of information regarding the security holdings of institutional investors
--   Section 13(f) requires certain institutional investment managers to report their holdings of certain securities to the SEC on Form 13F

What information does Form 13F contain?
--   Disclosure of, among other things, issuer names; description of the class of security (e. g. common stock, put/call option, class A shares, debt);
     number of securities owned; and fair market value of securities managed by institutional investment managers
--   Filers do not disclose any short positions or the rationale for any investment on Form 13F

Who files Form 13F?
--   Institutional investment managers that exercise investment discretion over
     $100 million or more in certain U. S. exchange-traded stocks and certain other exchange-traded instruments must file Form 13F
--   A list of Section 13(f) securities is made available shortly after the end of each calendar quarter on the SEC's website

When is Form 13F filed?
--   The form has to be filed quarterly, no later than 45 calendar days after the end of March, June, September and December

Invest Based on the Stock Selections Disclosed in Forms 13F

[]   Morgan Stanley has devised a proprietary strategy to transform this information into an investment strategy [] The MS SmartInvest Index methodology uses Form 13F data for stock selection [] Utilizes a step-by-step process: -- High hedge fund ownership in percentage terms, but
     -- Selects stocks owned by only the smallest number of hedge funds (i. e.
     among their more concentrated reported positions)

                                                                               4

Overview of Selection Methodology

- Collate all SEC 13F filings and select only those Forms 13F filed by hedge fund managers
- Identify SmartInvest Securities from the S&P 500® Index by applying the following SmartInvest Screens:
- **Screen 1:** The S&P 500® stocks that satisfy the market capitalization filter are ranked by the **percentage of hedge fund ownership**, to create a sub-pool of a predetermined number of stocks. The market capitalization filter is described in more detail on the following page.
  – A higher percentage of hedge fund ownership is ranked higher than a lower percentage
- **Screen 2:** The sub-pool stocks are then ranked in order of **number of hedge fund owners**
  – Stocks that have a small number of hedge fund owners are ranked higher than those that have a large number of hedge fund owners
  – The 40 sub-pool stocks with the least number of hedge fund owners are selected as eligible components of the MS SmartInvest Index, subject to the liquidity filter. The liquidity filter is described in more detail on the following page.

Illustration of the SmartInvest Screens

Screen 1: Percentage of Hedge Fund Ownership

Within the S&P 500® universe
(Hedge Fund holdings vs. others in % terms)



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
A
B
C
D
E
F
G
H
I
J
Others
Hedge Fund Holdings

Screen 2: Number of Hedge Fund Owners



40
35
30
25
20
15
10
5
0
F
G
H
I
J
No. of Hedge Fund owners

Subject to liquidity and market capitalization filters (please refer to the following page for further information on these filters)

5

Illustration of the SmartInvest Index Methodology

Define Selection Pool

- S&P 500® Index
- Subject to market capitalization filters. In order to be included in the Selection Pool, a stock must have a market capitalization that exceeds $2 billion (adjusted for then-current market size as compared to 2006).

Apply SmartInvest Screen

- Collate SEC 13F Filings
- Select hedge fund managers' filings
- A predetermined number of stocks are selected and constitute the "Eligible Universe" based on ranking the **percentage of hedge fund ownership**. A higher percentage of hedge fund ownership is ranked higher than a lower percentage.

Select SmartInvest Stocks

- Out of the "Eligible Universe," the 40 stocks that are **held by the least number of hedge funds** are identified and constitute the "Pre-filter Universe"
- The liquidity filter is then applied to the stocks in the "Pre-filter Universe" to refine the final selection of the 40 stocks constituting the SmartInvest Index. See below.
- Selected stocks are weighted on each quarterly rebalancing date according to relative market capitalization (subject to an individual weight limit of 10%)

Calculate SmartInvest Index

- Calculated daily by S&P
- SmartInvest is available in both Total Return (dividends on the 40 stocks are reinvested) and Price Return (dividends on the 40 stocks are not reinvested)
- Total Return Index ticker: MSIQSMDT
- Price Return Index ticker: MSIQSMDP

Rebalanced Quarterly

The liquidity filter analyzes the trading volume of the stock to determine if it is sufficiently liquid to be included in the Index. Stocks in the "Pre-filter Universe" that do not pass the liquidity filter are ranked based on a measure of liquidity. The lowest-ranked stock is removed from the "Pre-filter Universe" and replaced with the highest-ranked stock from the "Eligible Universe" not already selected. This process is repeated until all 40 stocks constituting the "Pre-filter Universe" pass the liquidity filter.

6

Historical Performance (Actual and Simulated)

Simulated and Live Performance

[]   Index Live Date is March 5, 2007
[]   Any performance data prior to the Index Live Date has been calculated retrospectively, based on simulated historical performance. Back-testing and other statistical analyses provided herein use simulated analysis and hypothetical circumstances to estimate how the Index may have performed between March 5, 2002 and March 5, 2007, prior to its actual existence. See
     "Use of Simulated Returns" and "Risk Factors--Index Risk Factors--Index
     Performance Data -- Retrospective Index Calculation. "

Competitive Positioning
[]   Track record of outperforming the SandP 500([R]) Total Return Index
     (Bloomberg ticker: SPTR Index) but with moderately greater volatility. Past performance (actual or simulated) is not an indicator of future performance.

                                                                               7

The graph below shows the comparison of retrospective and historical performance of the Index with that of the S&P 500® Total Return Index. Such comparison is for information purposes only. No assurance can be given that the Index will perform as well as or outperform the S&P 500® Total Return Index in the future; nor can assurance be given that the Index will not significantly underperform the S&P 500® Total Return Index in the future.



Index Level (rebased at 1000)
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
SmartInvest (TR)
S&P500 (TR)

The dotted line in the graph above indicates the Index Live Date of March 5, 2007.

Key Statistics (on SmartInvest Total Return Index and S&P 500® Total Return Index)

	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	Annualized Mar02-May13[1]
Annual Return													
SmartInvest	-10.5%	50.4%	29.2%	20.9%	17.6%	-0.6%	-37.7%	48.5%	26.3%	7.4%	22.3%	18.6%	13.8%
S&P 500	-22.2%	28.7%	10.9%	4.9%	15.8%	5.5%	-37.0%	26.5%	15.1%	2.1%	16.0%	15.4%	5.1%
Annual SmartInvest Excess Return vs. S&P 500													
Excess Return	11.6%	21.7%	18.4%	16.0%	1.8%	-6.1%	-0.7%	22.0%	11.2%	5.3%	6.3%	3.2%	8.7%
Volatility													
SmartInvest	25.8%	17.6%	13.0%	12.7%	13.1%	17.5%	41.0%	31.7%	21.4%	26.6%	14.5%	13.4%	22.8%
S&P 500	27.3%	17.0%	11.1%	10.3%	10.0%	16.0%	41.0%	27.3%	18.1%	23.4%	12.7%	11.2%	21.2%
Risk Adjusted Returns[2]													
SmartInvest	-0.41	2.86	2.25	1.65	1.34	-0.04	-0.92	1.53	1.23	0.28	1.54	1.38	0.60
S&P 500	-0.81	1.68	0.98	0.48	1.57	0.34	-0.90	0.97	0.83	0.09	1.26	1.37	0.24
Maximum Yearly Drawdown													
SmartInvest	-26.1%	-13.8%	-9.5%	-6.6%	-13.1%	-15.8%	-50.1%	-25.8%	-16.6%	-20.5%	-10.8%		
S&P 500	-33.0%	-23.8%	-7.4%	-7.0%	-7.5%	-9.9%	-47.0%	-36.1%	-15.6%	-18.6%	-9.6%		

Source: Bloomberg for the historic closing level of S&P 500® Total Return Index; Morgan Stanley for all other data and calculations

1. Data range from March 5, 2002 to May 31, 2013. SmartInvest Index simulated return data from March 5, 2002 to March 5, 2007, actual returns thereafter.
2. Risk-Adjusted Returns = Annualized return / volatility.

Back-testing and other statistical analyses provided herein use simulated analysis and hypothetical circumstances to estimate how the Index may have performed between March 5, 2002 and March 5, 2007, prior to its actual existence. Past performance (actual or simulated) is not an indicator of future performance. See "Use of Simulated Returns" and "Risk Factors—Index Risk Factors—Index Performance Data – Retrospective Index Calculation."

8

The graph below shows the comparison of retrospective and historical performance of the Index with that of the S&P 500® Index. Such comparison is for information purposes only. No assurance can be given that the Index will perform as well as or outperform the S&P 500® Index in the future; nor can assurance be given that the Index will not significantly underperform the S&P 500® Index in the future.



Index Level (rebased at 1000)
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
SmartInvest (PR)
S&P500 (PR)

The dotted line in the graph above indicates the Index Live Date of March 5, 2007.

Key Statistics (on SmartInvest Price Return Index and S&P 500® Index)

	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	Annualized Mar02-May13[1]
Annual Return													
SmartInvest	-11.1%	49.3%	28.5%	20.4%	16.5%	-1.3%	-38.3%	46.9%	25.4%	6.5%	21.1%	18.2%	13.4%
S&P 500	-23.2%	26.4%	9.0%	3.0%	13.6%	3.5%	-38.5%	23.5%	12.8%	0.0%	13.4%	14.3%	3.2%
Annual SmartInvest Excess Return vs. S&P 500													
Excess Return	12.1%	23.0%	19.5%	17.4%	2.9%	-4.8%	0.2%	23.4%	12.6%	6.6%	7.7%	3.9%	10.2%
Volatility													
SmartInvest	25.8%	17.6%	13.0%	12.7%	13.1%	17.5%	41.0%	31.9%	21.4%	26.6%	14.4%	13.4%	22.8%
S&P 500	27.3%	17.0%	11.1%	10.3%	10.0%	16.0%	41.0%	27.3%	18.1%	23.4%	12.8%	11.2%	21.1%
Risk Adjusted Returns[2]													
SmartInvest	-0.43	2.80	2.20	1.61	1.26	-0.07	-0.93	1.47	1.19	0.25	1.46	1.36	0.59
S&P 500	-0.85	1.55	0.81	0.29	1.36	0.22	-0.94	0.86	0.71	0.00	1.05	1.28	0.15
Maximum Yearly Drawdown													
SmartInvest	-26.5%	-14.3%	-9.6%	-6.7%	-13.2%	-16.0%	-50.4%	-26.0%	-16.8%	-20.6%	-11.0%		
S&P 500	-33.6%	-24.8%	-8.2%	-7.2%	-7.7%	-10.1%	-48.0%	-37.6%	-16.0%	-19.4%	-9.9%		

Source: Bloomberg for the historic closing level of S&P 500® Index; Morgan Stanley for all other data and calculations

1. Data range from March 5, 2002 to May 31, 2013. SmartInvest Index simulated return data from March 5, 2002 to March 5, 2007, actual returns thereafter.
2. Risk-Adjusted Returns = Annualized return / volatility.

Back-testing and other statistical analyses provided herein use simulated analysis and hypothetical circumstances to estimate how the Index may have performed between March 5, 2002 and March 5, 2007, prior to its actual existence. Past performance (actual or simulated) is not an indicator of future performance. See "Use of Simulated Returns" and "Risk Factors—Index Risk Factors—Index Performance Data – Retrospective Index Calculation."

9

Historical Index Snapshot
Actual data as of June 5, 2013

Stock                          Sector                     Percentage of Holding
------------------------------ -------------------------- ---------------------
LyondellBasell Industries N.V. Materials                  6.65%
------------------------------ -------------------------- ---------------------
Crown Castle Intl Corp         Telecommunication Services 5.49%
------------------------------ -------------------------- ---------------------
Cognizant Tech Solutions Corp  Information Technology     5.12%
------------------------------ -------------------------- ---------------------
Cigna Corporation              Health Care                5.10%
------------------------------ -------------------------- ---------------------
Mead Johnson Nutrition Co      Consumer Staples           4.31%

Top 3 Sectors
---------------------- ---------------------
Sector                 Percentage of Holding
---------------------- ---------------------
Consumer Discretionary 16.66%
---------------------- ---------------------
Information Technology 15.16%
---------------------- ---------------------
Health Care            14.59%

Market Capitalization Distribution

Source: Morgan Stanley
The Historical Index Snapshot is not an indicator of future holdings of the
Index.

                                                                              10

Important Information

Key Advantages and Risk Considerations

Key Advantages

[]   The Index aims to invest in stocks that are among the more concentrated reported positions held by hedge funds
[]   The Index is a systematic rules-based strategy with no active management.
     See "Risk Factors--Index Sponsor's Powers. "
[]   The Index is transparent and is published on Bloomberg daily. See "Index
     Facts" below for the Bloomberg tickers.

Risk Considerations

[]   The Index uses information reported quarterly on a 45 day trailing basis and may acquire or track a stock that hedge fund managers are no longer holding
[]   There is no guarantee that the Index will perform as well as or outperform the SandP 500([R]) Index
[]   The Index has historically often been more volatile and has had larger maximum yearly drawdowns than the SandP 500([R]) Index
[]   As the "Pre-filter Universe" is determined by reference to the stocks in the "Eligible Universe" held by the least number of hedge funds, the Index aims to invest in stocks that are among the more concentrated reported positions held by hedge funds and does not aim to track stocks held by large numbers of hedge funds
[]   As the Index invests in fewer companies than are tracked by the SandP
     500([R]) Index, the Index is exposed to more concentrated market risks of a smaller number of underlying companies as compared to the SandP 500([R])
     Index.
[]   SEC Forms 13F are limited to long positions only. Any short positions in any selected stock held by hedge fund managers as part of their investment strategies are not disclosed and will not be taken into account in selecting the stocks that constitute the Index. In addition, filers do not disclose the rationale for any investment, and so reported investments could be part of a broader strategy and may not reflect a judgment on the intrinsic value of investing in the reported security.
[]   Possibility of discontinuation of the requirement of Form 13F filing or the alteration of filing requirements
[]   Past performance (actual or simulated) cannot be considered as an indication of future Index performance
[]   Any performance data prior to the Index

                                                                              11

     Live Date has been calculated retrospectively, based on simulated
historical performance.   See "Use of Simulated Returns" and "Risk Factors--
Index Risk Factors--Index   Performance Data -- Retrospective Index
Calculation. " [] Additional risk considerations  can be found on the following pages of this document

Index Facts

Bloomberg Ticker for Total Return Index MSIQSMDT Index (dividends are reinvested)
--------------------------------------- -------------------------------------------------------
Bloomberg Ticker for Price Return Index MSIQSMDP Index (dividends are not reinvested)
--------------------------------------- -------------------------------------------------------
Rebalancing Frequency                   Quarterly
--------------------------------------- -------------------------------------------------------
Number of Constituents                  40 at any time
--------------------------------------- -------------------------------------------------------
Index Live Date                         March 5, 2007
--------------------------------------- -------------------------------------------------------
Currency                                USD
--------------------------------------- -------------------------------------------------------
Calculation Agent                       SandP
--------------------------------------- -------------------------------------------------------
Index Sponsor                           Morgan Stanley
--------------------------------------- -------------------------------------------------------
Weighting                               Free Float Market Capitalization (subject to individual
                                        stock weight limit of 10%)

                                                                              12

Risk Factors

An investment linked to the Index has significant risks.

Prior to making an investment decision on any product, the return of which is linked to the performance of the Index, prospective investors should carefully consider all of the information set out in this document, including these Risk
Factors. The Risk Factors set out below are not exhaustive. There may be other risks that a prospective investor should consider that are relevant to its particular circumstances or generally. In addition, please refer to the applicable offering documents for a complete description of risk considerations, disclosures and other important information relating to an investment linked to the Index.

Each investor will be solely responsible and must have sufficient knowledge, experience and professional advice to make its own evaluation of the merits and risks of any investment in respect of the Index.

GENERAL RISK FACTORS

Reliance on Information: Unless otherwise stated, all calculations are based on information obtained from various publicly available sources. Both Morgan
Stanley and the Calculation Agent have relied on these sources and have not independently verified the information extracted from these sources. Neither
Morgan Stanley nor the Calculation Agent shall be liable in any way for any calculations it performs in reliance of such information. The information used to undertake the selection procedure will be the most up-to-date information available. However, in some cases, the valuation information used to select securities/underlying assets may have been published several months prior and may not reflect the performance at the time of the selection procedure.

Research: Morgan Stanley may also issue research reports on securities that are, or may become, constituents of the Index. These reports are entirely independent of the Calculation Agent's obligations hereunder. Morgan Stanley will be under no obligation to make any adjustments to the Index or a strategy to reflect any change in outlook by Morgan Stanley Research.

In addition, Morgan Stanley and our affiliates may publish research from time to time on financial markets, the Index (including the strategy of the Index), the inclusion of underlying securities in the Index and other matters that may influence the value of products linked to the Index, or express opinions or provide recommendations that are inconsistent with purchasing or holding products linked to the Index. Any research, opinions or recommendations expressed by Morgan Stanley or our affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in products linked to the Index.

INDEX RISK FACTORS

Proprietary and Rules-Based Index: The Morgan Stanley SmartInvest Index (the
"Index") is quantitative and rules-based and may not yield future positive performance. It follows a rules-based proprietary strategy that operates on the basis of pre-determined rules. There can be no assurances that the methodology will yield positive performance in all economic conditions and past performance of the Index (actual or simulated), is not an indication of future performance.
Accordingly, potential investors in products which are linked to the performance of the Index should determine whether those rules are appropriate in light of their individual circumstances and investment objectives and ensure that they understand the mechanics of the Index. Potential investors should consult with their legal, business and tax advisers to determine the consequences of investing in a product linked to the Index.

No Shareholder Rights: The Index takes a long position in certain selected stocks that are components of the SandP 500([R]) Index (the "Underlying Assets").
However, investors will not have any claim against any of the Underlying Assets that comprise the Index.

Index Performance Consideration: There is no guarantee that the Index will have positive performance or will outperform benchmark indices. In addition, any investment linked to an Index may not necessarily be the same as an investment in the constituents of that Index. Past performance (actual or simulated) is not indicative of future performance. There are only 40 stocks in the Index at any one time and any sector diversification does not eliminate the exposure to the downside risk of each individual asset. Prospective investors should be aware that the Index performance is not only related to the composition of assets, but also related to the application of the strategy and rules that determine the selection of certain underlying securities from time to time. The parameters deployed by the rules influence Index performance. Prospective investors should note that certain specifications of the Index including, but not limited to, underlying security selection criteria and rebalancing window are pre-determined parameters.

                                                                              13

As the "Pre-filter Universe" is determined by reference to the stocks in the
"Eligible Universe" held by the least number of hedge funds, the Index aims to invest in stocks that are among the more concentrated reported positions held by hedge funds and does not aim to track stocks held by large numbers of hedge funds.

In addition, the Index invests in only 40 stocks at any one time. As a result of investing in a smaller number of stocks compared to benchmark indices such as the SandP 500([R]) Index, the Index has historically often been more volatile than benchmark indices. It has also tended to have larger maximum yearly drawdowns than the SandP 500([R]) Index.

Moreover, as the Index invests in fewer companies than are tracked by the SandP
500([R]) Index, the Index is exposed to more concentrated market risks of a smaller number of underlying companies as compared to the SandP 500([R]) Index.

Basis Risk: When considering any investment, the return of which is linked to the performance of the Index, prospective investors should be aware that the level of the Index can go down as well as up and that the performance of the
Index and its underlying securities in any future period may not mirror its past performance when assessing the simulated historical performance of the
Index. The performance of the Index is not expected to reflect the performance of each of the underlying securities and is not expected to reflect the overall performance of the SandP 500([R]) Index. The Index level could be lower than a weighted investment in each of the underlying securities.

Underlying Security Selection Criteria: The selection of the underlying securities follows a pre-determined set of criteria, including their ownership by hedge fund managers and their liquidity. A Morgan Stanley entity that acts as the hedging entity for a structured product that is linked to the performance of the Index will enter into hedging transactions in order to provide the return of the Index. When such hedging transactions are or will be disrupted or affected by any regulatory changes, the Index Sponsor would need to adjust the selection criteria accordingly.

Use of Information Disclosed on Forms 13F: The Index seeks to invest in stocks based on the publicly available filings on Form 13F by hedge fund managers.
Filers of Form 13F are not required to disclose all of their holdings of securities on such form. For example, filers need only disclose certain securities, sometimes referred to as "Section 13(f) securities," a list of which is published by the SEC. In addition, filers do not disclose any short positions on Form 13F, nor are such positions subtracted from long positions in the same security. As a result, the holdings of securities disclosed on any hedge fund manager's Form 13F will likely not reflect the actual holdings of securities by that hedge fund manager. Consequently, the strategy does not take into account all of the positions that might be held by hedge fund managers. In addition, filers do not disclose the rationale for any investment, and so reported investments could be part of a broader strategy and may not reflect a judgment on the intrinsic value of investing in the reported security.

Forms 13F are required to be filed within 45 days of the end of each calendar quarter. As a result, the Index uses information reported quarterly on a 45 day trailing basis and may acquire or track a stock that hedge fund managers are no longer holding.

Only institutional investment managers that exercise investment discretion over
$100 million or more in Section 13(f) securities must file Form 13F. The Index will not take into account any stock selections of any investment manager that does not satisfy this criteria and is therefore not required to file Form 13F.

Changes to Form 13F Requirements: It is possible that the requirements related to the filing of Forms 13F (such as the required content or timing for filing)
may change in the future, or the requirement to make such filings could be abolished completely. In this case, the Index Sponsor will cease publication of the Index.

Index Publication: The Index Sponsor will use reasonable efforts to publish the
Index level in respect of each Index Business Day as soon as reasonably practicable thereafter. A published Index level will not be altered or amended unless it is necessary to correct a manifest error. The Index Sponsor accepts no liability to any person for any publication, suspension of publication or non-publication of the Index level for any period of time or in any place.

Market Factors and Equity Volatility: The underlying securities are publicly-traded on the relevant exchanges and markets. Prospective investors should be experienced with respect to transactions in investments with a value derived from the underlying securities. The prices, volatility and liquidity of the underlying securities may vary over time and may increase or decrease by reference to a variety of factors which may include (but not be limited to)
political policies, change in law, corporate actions, macroeconomic factors and speculation. This market risk may cause high volatility of the underlying securities and may have a negative effect on the Index level.

Index Sponsor's Powers: The application of the methodology described herein by the Index Sponsor shall be conclusive and binding. However, the Index Sponsor may supplement, amend (in whole or in part), revise or withdraw these rules at any time if it has a valid reason for doing so. Such a supplement, amendment, revision or withdrawal may lead to a change in the way the Index is calculated or constructed and may affect the Index in other ways, including future performance. Without prejudice to the generality of the foregoing, the Index
Sponsor may determine that a change to the rules is required or desirable in order to optimize the Index methodology in accordance with the objectives of the Index, or to address an

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error, ambiguity or omission, to take into account any prevailing regulatory or judicial requirements or developments, to reflect any new industry guidance or to proportionately reflect other legitimate cost increases or reductions associated with providing the Index. The Rules may change without prior notice.
All of the above may affect the value of the Index and the value of any financial products linked to the Index.

The Index Sponsor shall have the right, in its sole discretion, to cease compiling, calculating and publishing values of the Index if, at any time, the
Index Sponsor determines that the Index no longer meets or will not be capable of meeting the criteria established by the Index Sponsor or otherwise determines that the Index shall no longer be calculated. The Index Sponsor and
Index Calculation Agent have no obligation to take into account the considerations of any other person when making any such adjustments and have no obligation to inform any person of such modification or change.

The Index Calculation Agent is responsible for compiling and calculating the
Index pursuant to the rules. The Index Sponsor retains the discretion to appoint an alternative Index Calculation Agent. The Index Sponsor retains the final discretion as to the manner in which the Index is calculated and constructed. Furthermore, the Index Sponsor has the final authority on the interpretation and application of the rules.

Calculations and Determinations by the Index Calculation Agent: The Index
Calculation Agent's calculations and determinations in relation to the Index shall be binding on all parties in the absence of manifest error. No party
(whether the holder of any financial product linked to the Index or otherwise)
will be entitled to proceed (and agrees to waive proceedings) against the Index
Calculation Agent in connection with any such calculations or determinations or any failure to make any calculations or determinations in relation to the
Index. For so long as the Index Calculation Agent calculates the Index, calculations and determinations by the Calculation Agent in connection with the
Index will be made in reliance upon the information of various sources. The
Index Calculation Agent does not accept any liability for loss or damage of any kind arising from the use of such information in any such calculation or determination.

Morgan Stanley Conflicts of Interest: Morgan Stanley is acting as the Index
Sponsor. Morgan Stanley and its affiliates may from time to time engage in transactions involving the underlying securities for their proprietary accounts and/or for accounts of their clients, may act as market maker in such securities and/or be providing underwriting, banking, advisory or other services to the issuers of such securities. Such activities may not be for the benefit of the holders of investments related to the Index and may have a negative effect on the value of the underlying securities and consequently on the value of the Index. In addition, Morgan Stanley and its affiliates may from time to time act in other capacities, such as the issuer of investments or the advisor thereof. Morgan Stanley and its affiliates may also issue or enter into derivative instruments in respect of such investments and/or the underlying securities, including with certain providers of exchanged traded products, and the use of such derivatives may consequently affect the value of the underlying securities of the Index.

Morgan Stanley or one or more of its subsidiaries may carry out hedging activities related to the Index (and possibly to other instruments linked to the Index, or to any of the underlying securities), including trading in the underlying securities as well as in other instruments related to the Index.
Some of Morgan Stanley's subsidiaries also trade the underlying securities and other financial instruments related to the Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities could adversely affect the value of the Index.

Such activities may present conflicts of interest which may affect the level of the Index. In acting in any of these capacities, Morgan Stanley or its affiliates are not obliged to take into account the interests of any person including (but not limited to) investors in products linked to the Index.

Index Performance Data -- Retrospective Index Calculation: The Index has been retrospectively calculated by the Index Calculation Agent on a hypothetical basis for the period from March 5, 2002 to March 5, 2007, using the same methodology as described herein. The retrospective calculation of the Index is purely hypothetical and may not be an accurate or meaningful comparison. The actual performance of the Index may vary significantly from the results obtained from back-testing. Unlike an actual performance record, simulated results are achieved by means of the retroactive application of a back-tested model itself designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance. Morgan Stanley makes no representation as to the suitability of data used as a basis for the retrospective calculation of the Index. All prospective investors should be aware that a retrospective calculation means that no actual investment which allowed a tracking of the performance of the Index existed at any time during the period of the retrospective calculation and that as a result the comparison is purely hypothetical. The methodology and the strategy used for the calculation and retrospective calculation of the Index have been developed with the advantage of hindsight. In reality, it is not possible to invest with the advantage of hindsight and therefore this performance comparison is purely theoretical. In addition, results obtained from back-testing include hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of any expenses that an investor in any product, the return of which is linked to the performance of the Index, would have paid or actually paid and do not account for all financial risk that may affect the actual performance of any such investment.

Index Market Disruption Event: The Index is subject to certain adjustment and disruption events, including but not limited to trading disruption of the underlying securities, index disruption of the SandP 500([R]) Index and certain corporate actions of

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the issuers of the underlying securities and any other situations in which it is difficult or even impossible for the Index Sponsor and/or the Index Calculation Agent to rebalance, calculate and/or publish the Index or for a financial product issuer to carry out hedging arrangements in relation to any financial product linked to the Index. As a consequence, the Index Sponsor may exercise an amount of discretion in relation to the Index (including the right to cancel the Index, change the published methodology or make adjustments to the composition of the Index) and the exercise of such discretion may have an adverse impact on the Index level and any financial products linked to the Index.

No Active Management: The Index is quantitative and is not actively managed by Morgan Stanley or its affiliates (the "Morgan Stanley Group") or any third party. The Morgan Stanley Group is not acting as a fiduciary for, or an advisor to, any investor in respect of the Index.

Not a Hedge Fund and Not the Same as Investing in a Hedge Fund or a Group of Hedge Funds: Hedge fund investors and corporate buyers are numerous and they use extremely varied approaches to investing. The Index does not track hedge funds and does not constitute a hedge fund replication strategy. The SmartInvest Screens rank and identify securities in the S&P 500® Index that are, or have been, held by hedge funds in concentrated reported positions for inclusion in the Index. However, the SmartInvest Screens do not attempt to, and cannot in any way, replicate investing in any hedge fund or group of hedge funds. As a consequence, investing in the Index and the returns you might obtain, are not at all equivalent to an investment in a hedge fund or similar fund. Morgan Stanley may advise hedge funds on strategies and metrics that are not used to determine the Index. Even if Morgan Stanley determines that hedge funds using other strategies or metrics are successful, it will have no obligation to revise the Index methodology.

Lack of Diversification: The Index is derived from a predetermined subset of stocks and may be focused exclusively on one geographic region or may be more concentrated in specific industry sectors or categories. The Index typically includes fewer stocks than benchmark equity indices and has no geographical or sector concentration limits. As a result, the Index is likely to be less diversified than comparable benchmark indices.

Fixed Strategy: The Index use a pre-defined, objective stock selection process that differs from an actively managed strategy in that the component stocks will change only if required by the selection criteria and only at each quarterly rebalancing. The Index methodology is fixed and will not change over time even if the Index underperforms the benchmark indices. Accordingly, the Index is not actively managed to adjust to changing business, financial, geopolitical or other conditions, as would the investment process of a private equity investor or corporate buyer.

Morgan Stanley has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by Morgan Stanley, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that Morgan Stanley will file with the SEC relating to such offering for more complete information about Morgan Stanley and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Morgan Stanley will arrange to send you the prospectus if you request by calling toll-free 1-800-584-6837. To the extent there are any inconsistencies between this free writing prospectus and the relevant term sheet or pricing supplement, the relevant term sheet or pricing supplement, including any hyperlinked information, shall supersede this free writing prospectus. Investment in securities linked to the Index is not equivalent to an investment in the Index.

"S&P®" and "S&P 500®" are trademarks of Standard & Poor's Financial Services LLC ("S&P"). The Index is not sponsored, endorsed, or promoted by S&P. S&P make no representations or warranties to the owners of any investment linked to the Index or any member of the public regarding the advisability of any investment linked to the Index. S&P has no obligation or liability in connection with the operation, marketing, trading or sale of any investment linked to the Index.

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